Exhibit 10.4

INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the “Agreement”) is made as of the 31st day of July, 2012, by ASC DEVENS, LLC, a Delaware limited liability company (“Devens”), and AMERICAN SUPERCONDUCTOR CORPORATION, a Delaware corporation (“ASC”), in favor of HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“Lender”), having an office at 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301, Attention: Chief Legal Officer and Brad Pritchard. Devens and ASC are collectively referred to herein as “Indemnitors” and each individually as an “Indemnitor”.

A. WHEREAS, Lender extended to ASC a loan in a principal amount of Ten Million Dollars ($10,000,000.00) (the “Loan”), pursuant to that certain Loan and Security Agreement of June 5, 2012 between ASC and Lender (as amended from time to time, the “Loan Agreement”);

B. WHEREAS, the Loan is evidenced by that certain Secured Term Promissory Note dated June 5, 2012 executed by ASC in favor of Lender in the original principal amount of Ten Million Dollars ($10,000,000.00) (the “Note”). The Note is secured by that certain Mortgage and Security Agreement of even date herewith executed by Devens for the benefit of Lender (the “Mortgage”) covering certain real and personal property, as therein described (all collectively, the “Property”). The Note may also be secured by other collateral, as more fully explained in the Loan Agreement; and

C. WHEREAS, because Lender has agreed to make the Loan and will obtain the Mortgage, Lender may potentially become subject to certain costs, risks and liabilities. Among other things, Lender may become subject to liabilities or alleged liabilities relating to environmental conditions as an “owner” or “operator” under applicable environmental law. These costs and liabilities may arise before or after repayment of the Loan, and before or after foreclosure under the Mortgage. Because these costs and liabilities, if they occur, will be the result of Lender’s agreement to make the Loan, and in consideration of that agreement, Lender and Indemnitors have agreed as set forth below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Indemnitors hereby covenant, warrant, represent and agree as follows:

1. Lender Rights Under the Agreement. Lender’s rights and remedies under this Agreement shall be in addition to all rights and remedies of Lender under the “Loan Documents,” as that term is defined in the Loan Agreement. Payments, if any, by Indemnitors as required under this Agreement shall not reduce Indemnitors’ obligations and liabilities under any of the Loan Documents. Any default by Indemnitors under this Agreement (including any breach of any representation or warranty made by Indemnitors) shall, at Lender’s option, constitute a default and an Event of Default (“Event of Default”) under the Note, the Mortgage, the Loan Agreement and/or any of the other Loan Documents after the expiration of any applicable cure period.

2. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Environmental Laws” means all federal, state or commonwealth and local laws, regulations, statutes, codes, rules, resolutions, directives, orders, executive orders, consent orders, guidance from regulatory agencies, policy statements, judicial decrees, standards, permits, licenses and ordinances, or any judicial or administrative interpretation of any of the foregoing, pertaining to the protection of land, water, air, health, safety or the environment, whether now or in the future enacted, promulgated or issued, including the laws of the state where the Mortgage is or is to be recorded;

(b) “Regulated Substances” includes any substances, chemicals, materials or elements that are prohibited, limited or regulated by the Environmental Laws, or any other substances, chemicals, materials or elements that are defined as “hazardous” or “toxic,” or otherwise regulated, under the Environmental Laws, or that are known or considered to be harmful to the health or safety of occupants or users of the Property. The term Regulated Substances shall also include any substance, chemical, material or element (i) defined as a “hazardous substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) (42 U.S.C. §§ 9601, et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, and as further amended from time to time, and regulations promulgated thereunder; (ii) defined as a “regulated substance” within the meaning of Subtitle I of the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i), and regulations promulgated thereunder; (iii) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act (33 U.S.C. § 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317); (iv) defined as “hazardous”, “toxic”, or otherwise regulated, under any Environmental Laws adopted by the state in which the Property is located, or its agencies or political subdivisions; (v) which is petroleum, petroleum products or derivatives or constituents thereof; (vi) which is asbestos or asbestos-containing materials; (vii) the presence of which requires notification, investigation or remediation under any Environmental Laws or common law; (viii) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; (ix) the presence of which on adjacent properties would constitute a trespass by the Indemnitor; (x) which is urea formaldehyde foam insulation or urea formaldehyde foam insulation-containing materials; (xi) which is lead base paint or lead base paint-containing materials; (xii) which are polychlorinated biphenyls or polychlorinated biphenyl-containing materials; (xiii) which is radon or radon-containing or producing materials; or (xiv) which by any laws of any governmental authority requires special handling in its collection, storage, treatment, or disposal; and

(c) “Contamination” means the seeping, spilling, leaking, pumping, pouring, emitting, using, emptying, discharging, injecting, escaping, leaching, dumping, disposing, releasing or the presence of Regulated Substances at, under or upon the Property or into the environment, or arising from the Property or migrating to or from the Property, which may require notification, treatment, response or removal action or remediation under any Environmental Laws.

3. Representations and Warranties. Indemnitors hereby represent and warrant that, except as disclosed to Lender in the Environmental Reports (as defined below):

(a) to the best of Indemnitors’ knowledge, no Contamination is present at, on or under the Property and no Contamination is being emitted from the Property onto any surrounding or adjacent areas;

(b) to the best of Indemnitors’ knowledge, all activities and operations at the Property have been and are being conducted in material compliance with all Environmental Laws, and Indemnitors have obtained all material permits, licenses, consents and approvals required under the Environmental Laws for the conduct of operations and activities at the Property, and all such permits, licenses, consents and approvals are in full force and effect;

(c) to the best of Indemnitors’ knowledge, the Property has never been used to generate, manufacture, refine, transport, handle, transfer, produce, treat, store, dispose of or process any Regulated Substances, except in compliance with all Environmental Laws and in such a manner that no Contamination has been released on or under the Property;

(d) to the best of Indemnitors’ knowledge, no underground or aboveground storage tanks subject to regulation under any Environmental Laws are, or to the best of Indemnitors’ knowledge, are presently located on or under the Property;

(e) to the best of Indemnitors’ knowledge, no levels of radon or radon containing or producing products are present in the existing structures on the Property above the EPA action level of 4 pCi/l. If at any time during the term of the Loan, amounts of radon exceeding the EPA action level are detected in any structures on the Property, Indemnitors hereby agree, at no expense to Lender, to take all actions reasonably necessary to reduce such radon gas to levels permitted pursuant to applicable law;

(f) to the best of Indemnitors’ knowledge, and with the exception of the inclusion of the Fort Devens site on the National Priorities List and the disclosures listed in the Quitclaim Deed between Grantor Massachusetts Development Finance Agency and Devens executed October 19, 2000, no civil, administrative or criminal proceeding is pending or threatened against Indemnitors relating to the condition of or activities at the Property, nor has any notice of any violation or potential liability under any Environmental Laws been received, nor have Indemnitors reason to believe such notice will be received or proceedings initiated, nor have Indemnitors entered into any consent, decree or judicial order or settlement affecting the Property, nor have Indemnitors or the Property been the subject of any other administrative or judicial order or decree relating to the condition of or activities at the Property;

(g) no lien has been attached to any revenues or any real or personal property owned by Indemnitors and located in the state where the Property is located, including the Property, for damages or cleanup, response or removal costs, under any Environmental Laws, or arising from an intentional or unintentional act or omission in violation thereof by the Indemnitors or to the best of Indemnitors’ knowledge, any previous owner or operator of the Property;

(h) to the best of Indemnitors’ knowledge, no Contamination has been discharged or emitted from the Property into waters on, under or adjacent to the Property, or onto lands from which Regulated Substances might seep, flow or drain into such waters;

(i) Indemnitors have provided to Lender all material environmental reports, analyses, studies and other documents in Indemnitors’ possession prepared by or for any person identifying that any Contamination has been, or currently is, located upon or under the Property (“Environmental Reports”)1, and, to the best of Indemnitors’ knowledge, the circumstances surrounding the Property have not changed since the Environmental Reports were prepared;

(j) neither the transaction contemplated by the Loan Documents nor any other transaction involving the sale, transfer or exchange of the Property will trigger or has triggered any obligation under the Environmental Laws to make a filing, provide a deed notice, provide disclosure or take any other action, or in the event that any such transaction-triggered obligation does arise or has arisen under any Environmental Laws, all such actions required thereby have been taken;

(k) the execution, delivery and performance by Indemnitors of this Agreement does not and will not contravene any (i) law or governmental rule, regulation or order which is applicable to Indemnitors and no authorization, approval or other action by, and no notice to or filing with, any governmental entity is required for the due execution, delivery and performance by the Indemnitor of this Agreement, or (ii) contractual restriction which is binding upon or which affects Indemnitors, and does not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any property of Indemnitors; and

(l) this agreement is a legal, valid and binding obligation of Indemnitors, enforceable against Indemnitors in accordance with its terms.

4. Environmental Covenants. Indemnitors hereby covenant and agree as follows:

(a) Indemnitors shall cause all activities at the Property during the term of the Loan to be conducted in material compliance with all Environmental Laws; provided, however, that as of the date hereof, Indemnitors are not under any current obligation to conduct any additional remedial or investigatory actions with respect to those matters disclosed in the Environmental Reports.

(b) Indemnitors shall provide Lender with copies of all: (i) correspondence, notices of violation, summons, orders, complaints or other material documents received by the Indemnitors, and to the extent in possession by Indemnitors, its lessees, sublessees, occupants or assigns, pertaining to compliance with any Environmental Laws; (ii) reports of any environmental investigations that have been or may be undertaken at the Property from time to

[1]	The Environmental Reports provided to Lender are listed on Exhibit B.

time which the Indemnitor has possession; (iii) licenses, certificates and permits required by the Environmental Laws; (iv) a description of the operations and processes of Indemnitors with respect to Environmental Laws, Regulated Substances or Contamination; and (v) any other information related to Environmental Laws, Regulated Substances or Contamination that Lender may reasonably request.

(c) Indemnitors shall not generate, manufacture, refine, transport, transfer, produce, store, use, process, treat, dispose of, handle, or in any manner deal with, any Regulated Substances on any part of the Property, nor permit others to engage in any such activity on the Property, except for (i) those Regulated Substances which are used or present in the ordinary course of Indemnitors’ and/or any tenant’s, subtenant’s, occupant’s or assigns’, business in compliance with all Environmental Laws and have not been released into the environment in such a manner as to constitute Contamination hereunder; (ii) those Regulated Substances which are naturally occurring or exist on the Property at levels that do not constitute Contamination; and (iii) those Regulated Substances or Contamination that are associated with the Fort Devens Superfund Site.

(d) Indemnitors shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of Indemnitors or any tenant, subtenant, occupant or assigns, the presence of Regulated Substances or Contamination on the Property, except for (i) those Regulated Substances which are used or present in the ordinary course of Indemnitors’ and/or any tenant’s, subtenant’s, occupant’s or assigns’, business in compliance with all Environmental Laws and have not been released into the environment in such a manner as to constitute Contamination hereunder, (ii) those Regulated Substances which are naturally occurring or exist on the Property at levels that do not constitute Contamination; and (iii) those Regulated Substances or Contamination that are associated with the Fort Devens Superfund Site.

(e) Indemnitors shall give notice and a full description to Lender promptly upon the Indemnitors’ acquiring knowledge of (i) any and all enforcement, clean-up, removal or other regulatory actions instituted or completed by any governmental authority with respect to the Indemnitors or the Property; (ii) all claims made by any third party against Indemnitors or the Property relating to damage, contribution, compensation, loss or injury resulting from any Regulated Substances or Contamination; (iii) any complaint made by any third party against the Indemnitors or the Property relating to damage, contribution, compensation, loss or injury resulting from any Regulated Substances or Contamination; (iv) the presence of any Contamination on, under, from or affecting the Property not previously disclosed in the Environmental Reports; (v) Indemnitors’ violation of any Environmental Laws; (vi) the imposition, attachment or recording of any lien or encumbrance under Environmental Laws against the Property; and (vii) the inability to obtain or renew any Environmental Permit or a written notice from a governmental authority that it has revoked or suspended, or otherwise intends to revoke or suspend, whether in whole or in part, any permit for the Property, which permit relates, in any way, to any Environmental Law.

(f) Indemnitors shall timely comply with any Environmental Laws requiring the removal, treatment, storage, processing, handling, transportation or disposal of such Regulated Substances or Contamination and provide Lender with satisfactory evidence of such compliance. Notwithstanding the foregoing, Indemnitors may diligently and in good faith contest any alleged failure to comply with any Environmental Laws by appropriate legal proceedings which shall operate to prevent the enforcement of the same, provided that Indemnitors maintain adequate reserves therefor in accordance with GAAP.

(g) Indemnitors shall conduct and complete all investigations, studies, sampling and testing, as well as all remedial, removal and other actions reasonably necessary to clean up and remove all Contamination on, under, from or affecting the Property, all in accordance with the Environmental Laws, other than any Contamination associated with the Fort Devens Superfund Site to the extent disclosed in the Environmental Reports.

(h) Indemnitors shall continue to have all material licenses, certificates and permits required under the Environmental Laws relating to the Indemnitor and the Property.

5. Lender’s Right to Conduct an Investigation.

(a) Lender may, at any time and at its sole discretion, commission an investigation into the presence of Regulated Substances or Contamination on, from or affecting the Property, or the compliance with Environmental Laws at, or relating to, the Property. Such an investigation performed by Lender shall be at the Indemnitors’ expense if the performance of the investigation is commenced during the continuation of a default hereunder or an “Event of Default” under the Note, the Mortgage or any other Loan Document. All other investigations performed by Lender shall be at Lender’s expense. In connection with any such investigation, Indemnitors shall comply with all reasonable requests for information made by Lender or its agents and Indemnitors represent and warrant that all responses made by Indemnitors to any such requests for information will be correct and complete in all material respects. Indemnitors shall provide Lender and its agents with rights of access to all areas of the Property and permit Lender and its agents to perform testing (including any invasive testing) necessary or appropriate, in Lender’s reasonable judgment, to perform such investigation upon reasonable notice not less than three (3) business days, except during the continuation of a default hereunder or an “Event of Default” under any Loan Document, in which case no notice shall be required. Notwithstanding the foregoing, (i) Lender’s rights of access and performance of any testing is subject to any rights of tenants pursuant to leases affecting the Property, and following any testing Lender agrees to restore the Property to its condition as existed prior to any such testing, and (ii) Lender’s rights of access for any investigation permitted under this Section 5(a) is limited to once per year unless an Event of Default exists under the Loan Agreement.

(b) Lender is under no duty, however, to conduct such investigations of the Property and any such investigations by Lender shall be solely for the purposes of protecting Lender’s security interest in the Property and preserving its rights under the Loan Documents. No site visit, observation, or testing by Lender shall constitute a waiver of any default of Indemnitors or be characterized as a representation regarding the presence or absence of Regulated Substances or Contamination at the Property. Lender owes no duty of care to protect Indemnitors or any third party from the presence of Regulated Substances, Contamination or any other adverse condition affecting the Property nor shall Lender be obligated to disclose to Indemnitors or any third party any report or findings made in connection with any investigation done on behalf of Lender.

6. Indemnification.

(a) Indemnitors covenant and agree, at their sole cost and expense, to indemnify, defend, protect, save and hold harmless Lender (including Lender as holder of the Mortgage, as mortgagee in possession, or as successor in interest to Indemnitor as owner of the Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) and all of its officers, directors, employees and agents, any participant in the Loan, and their respective successors and assigns, against and from any and all Environmental Damages (as defined in subsection (b) below), which may at any time be imposed upon, threatened against, incurred by or asserted or awarded against Lender (whether before or after the release, satisfaction or extinguishment of the Mortgage) and arising from or out of:

(i) Indemnitors’ failure to comply with any of the provisions of this Agreement, including Indemnitors’ breach of any covenant, representation or warranty contained in this Agreement; or

(ii) any Contamination, or threatened release of any Regulated Substances or Contamination, on, in, under, affecting or migrating or threatening to migrate to or from all or any portion of the Property, any surrounding areas or other property or any persons; or

(iii) any violation of, or noncompliance with, or alleged violation of, or noncompliance with, Environmental Laws (and/or any permit relating to any Environmental Laws) by the Property or Indemnitors, including, without limitation, all costs and reasonable attorneys’ fees, environmental consultants and the like incurred to remove any environmentally related lien imposed upon the Property; or

(iv) the willful misconduct, error or omission or negligent act or omission of Indemnitors; or

(v) any judgment, lien, order, complaint, notice, citation, action, proceeding or investigation pending or threatened by or before any governmental authority or any private party litigant, including any environmental regulatory body, or before any court of law (including any private civil litigation) with respect to the Property, in connection with any Regulated Substances, Contamination or any Environmental Laws (including the assertion that any lien existing or arising pursuant to any Environmental Laws takes priority over the lien of the Mortgage); or

(vi) the enforcement of this Agreement or the assertion by Indemnitors of any defense to its obligations hereunder.

Subject to the provisions set forth in Section 16 hereof, Indemnitors’ indemnification obligations set forth in this Section 6 shall be in effect and enforceable regardless of whether any such indemnification obligations arise before or after the satisfaction of the Loan, foreclosure of the Mortgage or other taking of title to all or any portion of the Property by Lender or any affiliate of Lender, and whether the underlying basis of any claim arose from events prior to the Indemnitor acquiring ownership of the Property.

(b) For the purposes of this Agreement, “Environmental Damages” shall mean all claims, judgments, damages, actual losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim with respect to Regulated substances, Environmental Laws or Contamination, whether or not such claim is ultimately defeated, and of any good faith settlement, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are actually incurred at any time, and including:

(i) damages for personal injury, or injury to property or natural resources, occurring upon or off of the Property, including lost profits, consequential damages, punitive damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;

(ii) reasonable fees actually incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other reasonable and out of pocket costs and expenses incurred in connection with investigation, remediation or post-remediation monitoring, operation and maintenance, of any Regulated Substances or Contamination or violation of any Environmental Laws including the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, contaminant, closure, restoration, treatment, investigation work or monitoring work required by any Environmental Laws, or reasonably necessary to make use of the Property as contemplated by the Loan Documents or any other property or otherwise expended in connection with such conditions, including any and all Corrective Work under Section 7, and further including any reasonable attorneys’ fees, costs and expenses actually incurred in enforcing this Agreement or collecting any sums due hereunder;

(iii) any additional out of pocket costs reasonably incurred and required as necessary precautions to protect against a release of Regulated Substances or Contamination on, in, under or affecting the Property into the air, any body of water, any other public domain or any surrounding or adjoining areas;

(iv) any reasonable out of pocket costs incurred to comply, in connection with all or any portion of the Property or any area surrounding or adjoining the Property, with all Environmental Laws; and

(v) liability to any third persons or governmental agency for reasonable out of pocket costs expended in connection with the items referenced in clause (ii) above; and

(vi) diminution in the value of the Property, and damages for the loss of business and restriction on the use or adverse impact on the marketing of rentable or usable space or of any amenity of the Property, in each such case limited to the actual losses suffered by Lender.

(c) Promptly after the receipt by Lender of written notice of any demand or claim or the commencement of any action, suit or proceeding concerning Indemnitors or Lender in connection with the Property, Lender shall endeavor to notify Indemnitors thereof in writing. The failure by Lender promptly to give such notice shall not relieve Indemnitors of any liability to Lender hereunder.

7. Indemnitors’ Obligation to Perform Corrective Work.

(a) Indemnitors shall have the obligation to promptly commence and perform any corrective work required to address any Environmental Damages, including any actions required by Indemnitors under this Agreement (“Corrective Work”) after the occurrence of any of the following: (i) Indemnitors obtain actual knowledge of any Contamination on, in, under, affecting, or migrating to or from the Property or any surrounding areas not previously disclosed by the Environmental Reports; or (ii) an event occurs for which Lender can seek indemnification from Indemnitors pursuant to Section 6 hereof. Notwithstanding the foregoing, Indemnitors may diligently and in good faith contest any alleged obligation to perform Corrective Work or failure to perform Corrective Work by appropriate legal proceedings which shall operate to prevent the enforcement of the same, provided that Indemnitors maintain adequate reserves therefor in accordance with GAAP.

(b) Indemnitors shall provide to Lender written notification at least ten (10) days prior to the commencement of any such Corrective Work (except in the event of Corrective Work conducted during an emergency, in which case Indemnitors shall endeavor to give Lender written notification as soon as reasonably possible under the circumstances), and shall give Lender a monthly report, during the performance of such Corrective Work, on Indemnitors’ progress with respect thereto, and shall promptly give Lender such other information with respect thereto as Lender shall reasonably request. Such written notice shall contain the name of the person or entity performing such Corrective Work and shall be accompanied by: (i) written evidence, reasonably satisfactory in form and content to Lender, showing that such person or entity is insured in a commercially reasonable manner against any and all injury and damages caused by or resulting from the performance of such Corrective Work; and (ii) copies of the plans for such Corrective Work, approved in writing by the appropriate governmental authorities.

(c) Any Corrective Work conducted by Indemnitors shall be diligently performed and shall comply with all Environmental Laws and all other applicable laws to correct, contain, clean up, treat, remove, resolve, dispose of or minimize the impact of all Regulated Substances or Contamination.

(d) Any failure by Lender to object to any actions taken by Indemnitors shall not be construed to be an approval by Lender of such actions. This Agreement shall not be construed as creating any obligation for Lender to initiate any contests or to perform or review the Indemnitors’ or any other party’s performance of, any Corrective Work, or disburse any funds for any contests or the performance of any Corrective Work.

8. Lender’s Right to Select Engineers, Consultants and Attorneys. Without limiting the other provisions hereof, in the event any claim (whether or not a judicial or administrative action is involved) is asserted against Lender with respect to Regulated Substances, Environmental Laws or Contamination, Lender shall have the right to select the engineers, other consultants and attorneys for Lender’s defense or guidance, determine the appropriate legal strategy for such defense, and compromise or settle such claim, all in Lender’s sole discretion, and Indemnitors shall be liable to Lender in accordance with the terms hereof for liabilities, costs and expenses incurred by Lender in this regard.

9. Indemnitors’ Obligation to Deliver Property. Indemnitors agree that, in the event the Mortgage is foreclosed (whether judicially or by power of sale) or the Indemnitor tenders a deed in lieu of foreclosure, Indemnitor shall deliver the Property to Lender free of any and all Regulated Substances, (except for (a) those Regulated Substances which are used or present in the ordinary course of the Indemnitors’ business (including those used by any tenants, subtenants, occupants or assigns) in compliance with all Environmental Laws and have not been released into the environment in such a manner as to constitute Contamination hereunder, (b) those Regulated Substances which are naturally occurring or exist on the Property at levels that do not constitute Contamination or Contamination in a condition such that the Property conforms with all Environmental Laws and such that no remedial or removal action will be required with respect to the Property, and (c) those Regulated Substances or Contamination that are associated with the Fort Devens Superfund Site. Indemnitors’ obligations as set forth in this Section are strictly for the benefit of Lender and any successors and assigns of Lender as holder of any portion of the Loan and shall not in any way impair or affect Lender’s right to foreclose against the Property.

10. Lender’s Right to Cure. In addition to the other remedies provided to Lender in the Mortgage and the other Loan Documents, should Indemnitors fail to abide by any provisions of this Agreement, Lender may, should it elect to do so, perform any Corrective Work and any other such actions as it, in its sole discretion, deems necessary to repair and remedy any damage to the Property caused by Regulated Substances or Contamination or any such Corrective Work. In such event, all funds expended by Lender in connection with the performance of any Corrective Work, including all reasonable attorneys’ fees, engineering fees, consultant fees and similar charges, shall become a part of the obligation secured by the Mortgage and shall be due and payable by Indemnitors on demand. Each disbursement made by Lender pursuant to this provision shall bear interest at the lower of the default rate of interest provided for in the Loan Agreement or the highest rate allowable under applicable laws from the date the Indemnitor shall have received written notice that the funds have been advanced by Lender until paid in full.

11. Scope of Liability. The liability of each Indemnitor under this Agreement shall be joint and several and shall in no way be limited or impaired by (a) any extension of time for performance required by any of the Loan Documents; (b) any sale, assignment or foreclosure of the Note or Mortgage, the acceptance of a deed in lieu of foreclosure or trustee’s sale, or any sale or transfer of all or part of the Property; (c) the discharge of the Note or the reconveyance or release of the Mortgage; (d) any exculpatory provisions in any of the Loan Documents limiting Lender’s recourse; (e) the accuracy or inaccuracy of the representations and warranties made by Indemnitors, or any other obligor under any of the Loan Documents; (f) the release of Indemnitors or any guarantor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender’s voluntary act or otherwise; (g) the release or substitution, in whole or in part, of any security for the Note or other obligations; or (h) Lender’s failure to record the Mortgage or file any UCC financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note or other obligations; and, in any such case, whether with or without notice to Indemnitors or any guarantor or other person or entity and with or without consideration.

12. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must given in the manner provided for in the Loan Agreement.

13. Preservation of Rights. No delay or omission on Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Lender’s action or inaction impair any such right or power. Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Lender may have under other agreements, at law or in equity. Any representations, warranties, covenants or indemnification liabilities for breach thereof contained in this Agreement shall not be affected by any knowledge of, or investigations performed by, Lender. Any one or more persons or entities comprising the Indemnitor, or any other party liable upon or in respect of this Agreement or the Loan, may be released without affecting the liability of any party not so released.

14. Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

15. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by Indemnitors from, any provision of this Agreement will be effective unless made in a writing signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Indemnitors will entitle Indemnitors to any other or further notice or demand in the same, similar or other circumstance.

16. Successors and Assigns; Survival. This Agreement will be binding upon Indemnitors and their heirs, administrators, successors and assigns, and will inure to the benefit of Lender and its successors and assigns as well as any persons or entities who acquire title to or ownership of the Property from, or through action by, Lender (including at a foreclosure, sheriff’s or judicial sale or a deed in lieu of foreclosure) (each a “Foreclosure Acquisition”); provided, however, that Indemnitors may not assign this Agreement in whole or in part without Lender’s prior written consent and Lender at any time may assign this Agreement pursuant to the terms of the Loan Agreement. Indemnitors’ obligations under this Agreement shall survive any judicial foreclosure, foreclosure by power of sale, deed in lieu of foreclosure, transfer of the Property by the Indemnitor or Lender and payment of the Loan in full. Notwithstanding the foregoing, if Lender, its nominee, designee or affiliate acquires title to the Property through a Foreclosure Acquisition, Indemnitors shall not be liable under this Agreement for losses attributable to Regulated Substances, Environmental Laws or Contamination at the Property by any party (other than Indemnitor or any of its affiliates) first occurring after the date of the Foreclosure Acquisition, provided that any such Regulated Substances, violations of Environmental Laws and/or Contamination is unrelated to any event, activity or condition that existed prior to the date of the Foreclosure Acquisition.

17. Interpretation. In this Agreement, unless Lender and Indemnitors otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. If this Agreement is executed by more than one party as Indemnitor, the obligations of such persons or entities will be joint and several.

18. Governing Law and Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts. All judicial proceedings arising in or under or related to this Agreement shall be brought in any state or federal court located in the Commonwealth of Massachusetts. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Worcester County, Commonwealth of Massachusetts; (b) waives any objection as to jurisdiction or venue in Worcester County, Commonwealth of Massachusetts; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in the Loan Agreement, and shall be deemed effective and received as set forth in the Loan Agreement.

19. Further Assurances. Indemnitors will, at the cost of Indemnitors, upon Lender’s reasonable request, execute, acknowledge and deliver to Lender such further documents and statements and do or cause to be done such acts or things as Lender may deem reasonably necessary or appropriate to effect the transactions contemplated hereby or to confirm the assumption of and agreement to pay, perform and discharge the liabilities and obligations hereby assumed and agreed to be paid, performed or discharged, or intended so to be.

20. WAIVER OF JURY TRIAL.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. TO THE EXTENT PERMITTED BY APPLICABLE LAW, INDEMNITORS AND LENDER EACH SPECIFICALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY INDEMNITORS AGAINST LENDER OR ITS ASSIGNEE OR BY LENDER OR ITS ASSIGNEE AGAINST INDEMNITORS. This waiver extends to all such Claims, including Claims that involve Persons other than Indemnitors and Lender; Claims that arise out of or are in any way connected to the relationship between Indemnitors and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section above is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of Worcester County, Massachusetts. Such proceeding shall be conducted in Worcester County, Massachusetts, with Massachusetts rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 18, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, Indemnitors have executed this Agreement as of the date first written above.

INDEMNITORS:

AMERICAN SUPERCONDUCTOR CORPORATION, a Delaware corporation

By:		/s/ David A. Henry
Name:		David A. Henry
Title:		Senior Vice President, Chief Financial Officer and Treasurer

ASC DEVENS, LLC, a Delaware limited liability company

	By:	American Superconductor Corporation, its authorized signatory

By:		/s/ David A. Henry
Name:		David A. Henry
Title:		Senior Vice President, Chief Financial Officer and Treasurer

Address:		64 Jackson Road
Devens, MA 01434-4020

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Commonwealth of Massachusetts

Worcester County

On this 31st day of July, 2012, before me appeared David A. Henry to me personally known, who, being by me duly sworn (or affirmed), did say that he is the Senior Vice President, Chief Financial Officer and Treasurer of AMERICAN SUPERCONDUCTOR CORPORATION, a Delaware Corporation and that the seal affixed to said instrument is the seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said David A. Henry acknowledged said instrument to be the free act and deed of said corporation.

/s/ Russet L. Morrow

Notary Public

Print Name:	Russet L. Morrow

My commission expires:

December 22, 2017

State of Massachusetts

Worcester County

On this 31st day of July, 2012, before me appeared David A. Henry to me personally known, who, being by me duly sworn (or affirmed), did say that he is the Senior Vice President, Chief Financial Officer and Treasurer (or other officer or agent of the company) of AMERICAN SUPERCONDUCTOR CORPORATION, authorized signatory of ASC DEVENS, LLC, a Delaware limited liability company, and that the seal affixed to said instrument is the seal of said company, and that said instrument was signed and sealed in behalf of said company by authority of its members and managers, and said David A. Henry acknowledged said instrument to be the free act and deed of said company.

/s/ Russet L. Morrow

Notary Public

Print Name:	Russet L. Morrow

My commission expires:

December 22, 2017

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EXHIBIT A

LEGAL DESCRIPTION

The land with the improvements thereon situated on the southwesterly side of Givry Street, Harvard, Worcester County, Massachusetts and being shown as Lot 7 on plan entitled “Level 1 Subdivision Lot 7 Givry Street” dated July 19, 2000, prepared by Howe Surveying Associates, Inc. and recorded with the Worcester District Registry of Deeds in Plan Book 761, Plan 44.

Together with the benefit of the appurtenant rights as set forth in the following deeds:

a. Deed from the USA recorded with said Deeds in Book 17907, Page 1;

b. Deed to ASC Devens LLC recorded with said Deeds in Book 23120, Page 209, except the slope easements recited therein, which have been released.

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EXHIBIT B

ENVIRONMENTAL REPORTS

The following Environmental Reports were provided to Lender:

•	Phase II Environmental Site Assessment, Proposed Development, Jackson Road, Devens, Massachusetts, prepared by GZA GeoEnvironmental, Inc. and dated September 2000.

•	Letter to Massachusetts Development Finance Agency from American Superconductor Corporation dated September 13, 2000, including all attachments.

•	Environmental Certificate dated October 9, 2000, certified by Haley & Aldrich, Inc. to ASC Devens LLC and American Superconductor Corporation.

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